EXHIBIT 15.1 - LETTER ON UNAUDITED INTERIM FINANCIAL INFORMATION

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
        --------------------------------------------------------


In accordance with standards established by the Public Company Accounting Oversight Board, we have made a limited review of the financial data as of November 30, 2007, and for the three months period ended November 30, 2007 (the "Report") presented in the Tone in Twenty Form SB-2/A, Amendment No. 3 (the "Registration Statement"). We are aware of the use of the Report in the Registration Statement and hereby consent to the filing of this Letter as
Exhibit 15.1 to the Registration Statement.


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates, Chartered
    Las Vegas, NV 89146
    February 6, 2008


            2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                    (702)253-7499 Fax (702)253-7501

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